As Filed With the Securities and Exchange Commission on September 26, 2017

Registration Statement No. ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BION ENVIRONMENTAL TECHNOLOGIES, INC.
Exact name of Registrant as Specified in its Charter

Colorado	84-1176672
State or Other Jurisdiction of Incorporation	IRS Employer Identification Number

Box 566/1774 Summitview Way
Crestone, Colorado 81131
(Address of Principal Executive Offices, Including Zip Code)

(212) 758-6622
(Registrant's Telephone Number, Including Area Code)

Bion Environmental Technologies, Inc.
2006 Consolidated Incentive Plan
(Full title of plan)

Bion Environmental Technologies, Inc.
Box 566/1774 Summitview Way, Crestone, Colorado   81131
(Name and address of agent for service)

(212) 758-6622
(Telephone number, including area code, for agent of service)

Copy to:
Kathy Paradise
9 East Park Court
Old Bethpage, New York 11804

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, No Par Value	8,000,000	$0.65(2)	$5,200,000(2)	$602.68
			Total	$602.68

(1) Represents increase in the total number of shares reserved for issuance under the 2006 Consolidated Incentive Plan.  A total of 22,000,000 shares have previously been registered under a registration statement on Form S-8 (File No. 333-145153) with respect to the 2006 Consolidated Incentive Plan.

(2) Based on the closing price of Registrant's Common Stock on the OTC Bulletin Board on September 25, 2017, of $0.65.

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES

The registrant, Bion Environmental Technologies, Inc., previously filed a registration statement on Form S-8 with the Securities and Exchange Commission on August 6, 2007 (Sec File No. 333-145153) in connection with the registration of an aggregate of 3,200,000 shares of common stock to be issued under the 2006 Consolidated Incentive Plan; on June 18, 2008, an amendment was filed increasing the number of shares being registered to 4,200,000; on October 16, 2009, an amendment was filed increasing the number of shares being registered to 6,000,000; on May 27, 2011, an amendment was filed increasing the number of shares being registered to 8,000,000; on February 28, 2013, an amendment was filed increasing the number of shares being registered to 12,000,000;  on May 28, 2014, an amendment was filed increasing the number of shares being registered to 17,000,000; and on February 27, 2015, an amendment was filed increasing the number of shares being registered to 22,000,000

Pursuant to General Instruction E of Form S-8, this registration statement is filed solely to register an additional 8,000,000 shares of the Company's common stock for issuance under the 2006 Consolidated Incentive Plan.  This increase was approved by the registrant's Board of Directors on September 22, 2017.  Pursuant to Instruction E, the contents of the previously filed registration statement on Form S-8 (File No. 333-145153) are hereby incorporated by reference into this registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

Exhibit Number	Description	Location

5.1	Opinion of Mark A. Smith, Attorney-at-Law regarding legality	Filed herewith electronically

23.1	Consent of GHP Horwath, P.C.	Filed herewith electronically

23.2	Consent of Eide Bailley LLC	Filed herewith electronically

23.3	Consent of Mark A. Smith, Attorney-at-Law	(Contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Crestone and State of Colorado on the 26th day of September 2017.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

By:	/s/ Dominic Bassani
Dominic Bassani, Chief Executive Officer (Chief Executive Officer)

By:	/s/ Mark A. Smith
Mark A. Smith, President, Executive Chairman and Chief Financial Officer (Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Edward T. Schafer		September 26, 2017
Edward T. Schafer	Director

/s/ Mark A. Smith	President, Executive	September 26 , 2017
Mark A. Smith	Chairman, Chief Financial Officer and Director

/s/ Jon Northrop	Secretary and Director	September 26, 2017
Jon Northrop